UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On April 26, 2005, FreightCar America, Inc. (the “Company”) repaid the aggregate principal amount outstanding under its 15% Senior Notes due June 30, 2008 (the “Amended Senior Notes”), plus accrued interest, with proceeds from the Company’s initial public offering of common stock, which closed on April 11, 2005. The amount repaid included all outstanding senior notes issued as payment-in-kind notes for interest on the Amended Senior Notes. As a result of this repayment, the Company’s obligations under the Purchase Agreement, dated as of June 3, 1999, between its former parent company, JAC Holdings International, Inc. (then known as Rabbit Hill Holdings, Inc.), and Caravelle Investment Fund, L.L.C. (“Caravelle”), Hancock Mezzanine Partners L.P. and John Hancock Life Insurance Company (then known as John Hancock Mutual Life Insurance Company), as amended, and the Amended Senior Notes were terminated. In November 2003, Caravelle, which is an affiliate of one of the Company’s directors, Jay R. Bloom, transferred all of its interest in the Amended Notes to affiliates of GoldenTree Asset Management, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: May 2, 2005	By:	/s/ Kevin P. Bagby
	Name:	Kevin P. Bagby
	Title:	Chief Financial Officer

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